UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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HemoSense, Inc.

(Name of Registrant as Specified In Its Charter)

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The attached letters were sent by HemoSense, Inc. on August 7, 2007.

August 6th , 2007

We want to be the first to inform you that the HemoSense board of directors has accepted an offer for our company to be acquired by Inverness Medical Innovations, a leading manufacturer and distributor of healthcare diagnostic equipment. You may already be familiar with Inverness as a representative of their products. The attached news release describing the acquisition was issued by Inverness this evening.

The acquisition will take a few months to close; during that time we expect no change or disruption in our relationship with your organization, and look forward to providing the service and support you have come to expect from HemoSense.

We believe this transaction is a very positive development for HemoSense, and an excellent strategic fit. Through our existing distributor relationships, the INRatio® system will continue to be offered to professional healthcare providers and patients worldwide as we complete this transition and beyond. We believe that adding INRatio to Inverness’ product portfolio will provide even greater opportunities for INRatio, and further strengthen Inverness’ industry position and financial prospects.

We are very proud of our accomplishments at HemoSense, and we thank you for your continued support and contribution to our success. Through the efforts of our staff and important relationships like the one we enjoy with you, our operations have grown and our financial results have improved consistently for more than four years. Yet more significantly, we have developed an important medical diagnostic that contributes to improved health for thousands of people around the world. As part of Inverness, our products will continue to play an important role to an ever-greater number of people.

It has been a pleasure working with you. Should you have any questions, please contact Timothy Still, Executive Vice President and Chief Commercial Officer (408-240-3838).

Thank you for your continued support and commitment to distributing superior medical products.

Sincerely,

Jim Merselis	Timothy Still
President and CEO	EVP and CCO
Hemosense, Inc.	Hemosense, Inc.

Inverness plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and HemoSense plans to file with the SEC and mail to its shareholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Inverness, HemoSense, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Inverness and HemoSense through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from HemoSense by contacting Don Markley or Brandi Floberg at (310) 691-7100 or bfloberg@lhai.com.

Inverness and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of HemoSense in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Inverness’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on or about April 9, 2007. This document is available free of charge at the SEC’s web site at www.sec.gov and from Inverness by contacting Inverness at Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com.

HemoSense and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the shareholders of HemoSense in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in HemoSense’s proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on or about January 29, 2007. This document is available free of charge at the SEC’s web site at www.sec.gov and from HemoSense by contacting Don Markley or Brandi Floberg at (310) 691-7100 or bfloberg@lhai.com.

August 6th , 2007

Letter to Employees

With a sense of great pride in our collective accomplishments since HemoSense was founded in early 1997, I would like to inform you that our board of directors has accepted an offer for HemoSense to be acquired by Inverness Medical Innovations, a Massachusetts-based manufacturer of healthcare diagnostic equipment. The attached news release describing the details of the acquisition was issued by Inverness this evening.

Briefly, Inverness intends to acquire HemoSense for approximately $200 million, in an all stock transaction. The transaction requires approval by a majority of HemoSense stockholders, and is expected to close within approximately three months. In the short term, it will be business as usual at HemoSense.

The HemoSense executive team, along with our board of directors, believes this transaction is the right step for our Company, and will provide greater growth opportunities for our products. From a strategic perspective, the combination of HemoSense and Inverness is solid. As you may know, through their acquisition of QAS earlier this year, Inverness already distributes the INRatio system. They are a strong believer in the importance and future of the coagulation testing market, and acquiring HemoSense is expected to help accelerate their growth and improve their competitive position.

I suspect you will have questions about what this development means for you and the Company going forward. Please join Bill Dippel, Gordon Sangster, Tim Still, Doug Rundle and me at 9:00 a.m (PST) Tuesday morning in the sales and marketing training room or via conference line (800-483-6698 / Passcode: 317182) where we will give you more detail about Inverness and the acquisition.

I’m very proud of what we have accomplished at HemoSense. Our operations have grown and our financial results have improved consistently for more than four years. Yet more significantly, we have developed an important medical diagnostic that contributes to improved health for thousands of people around the world. As part of Inverness, our products will continue to play an important role to an ever-greater number of people.

As we enter this new chapter in our Company’s evolution, I want to emphasize that each of you has made important contributions to our success. I know we will continue to support warfarin patients and their related healthcare professionals, grow our business and continue to go FULL SPEED AHEAD in the weeks and months to come.

I thank you for your hard work, for your dedication and for your friendship.

Best regards,

Jim Merselis

President and CEO

Inverness plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and HemoSense plans to file with the SEC and mail to its shareholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Inverness, HemoSense, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Inverness and HemoSense through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from HemoSense by contacting Don Markley or Brandi Floberg at (310) 691-7100 or bfloberg@lhai.com.

Inverness and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of HemoSense in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Inverness’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on or about April 9, 2007. This document is available free of charge at the SEC’s web site at www.sec.gov and from Inverness by contacting Inverness at Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com.

HemoSense and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the shareholders of HemoSense in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in HemoSense’s proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on or about January 29, 2007. This document is available free of charge at the SEC’s web site at www.sec.gov and from HemoSense by contacting Don Markley or Brandi Floberg at (310) 691-7100 or bfloberg@lhai.com.